Exhibit 99.1

iret

Earnings Release and Supplemental Operating & Financial Data

1ST QUARTER
CALENDAR YEAR 2019

Earnings Release

IRET Reports Strong First Quarter 2019 Financial Results

MINOT, ND, May 8, 2019 – IRET (NYSE: IRET) announced today its first quarter 2019 financial and operating results. Net Income (Loss), Funds from Operations (“FFO”), and Core FFO per share for the three months ended March 31, 2019, are detailed below.
First Quarter 2019 Highlights

•
We reported Net Loss, FFO, and Core FFO of $(6.4) million, $10.1 million, and $10.2 million, respectively, for the quarter ended March 31, 2019, compared to Net Income, FFO, and Core FFO of $6.7 million, $9.2 million, and $9.5 million for the quarter ended March 31, 2018.

•	Same-store revenue increased year-over-year by 4.1%, driven by 2.7% growth in rental revenue;

•	Core FFO grew by 8.5%, driven by NOI growth;

•	Same-store NOI grew by 4.6%, our sixth consecutive quarter of year-over-year NOI growth. NOI expansion has been driven by revenue growth and expense control initiatives;

•
Adverse weather-related events impacted many of our markets, including extreme cold and record-setting snowfall that caused excess ice and snow accumulation, resulting in water damage to some of our apartment communities. As a result, we experienced an increase in same-store expenses of $411,000 for snow removal costs and an increase in casualty losses of $591,000, representing the annual stop-loss under our insurance coverage;

•	We repurchased approximately 174,000 common shares for an aggregate total cost of approximately $8.8 million; and

•	We had revenue growth of 3.0% or more in 9 of our 11 markets.

	Three Months Ended
	March 31,
Per Share	2019	2018
Net Income (Loss)	$(0.54)	$0.41
FFO	$0.77	$0.68
Core FFO	$0.77	$0.71

	Year-Over-Year Comparison	Sequential Comparison
Same-Store Results	1Q19 vs. 1Q18	1Q19 vs. 4Q18
Revenues	4.1%	0.6%
Expenses	3.6%	7.2%
Net Operating Income (“NOI”)	4.6%	(4.2)%

	Three months ended
Multifamily Same-Store Results	March 31, 2019	December 31, 2018	March 31, 2018
Weighted Average Occupancy	95.6%	94.4%	94.2%

1

“Growth of same-store revenue of 4.1%, same-store NOI of 4.6%, and Core FFO of 8.5% are outstanding results,” said Mark O. Decker Jr., IRET’s President and CEO. "It's exciting to see our focus on resident experience and margin expansion drive strong financial results. The progress made to date and the opportunity remaining in our portfolio continues to motivate our team to further improve our business."
Acquisitions and Dispositions

•
On February 26, 2019, we acquired SouthFork Townhomes, a 272-unit apartment community located in Lakeville, Minnesota, for a total purchase price of $44.0 million, with $27.4 million paid in cash and $16.6 million paid through the issuance of convertible preferred units that have a 3.9% coupon and are convertible, at the holders' option, into common units at an exchange rate of $72.50 per common unit. The convertible preferred units also have a put feature that allows the holders to put all or any of the convertible preferred units to IRET for a cash payment equal to the issue price.

•	On March 29, 2019, we acquired the remaining 34.5% noncontrolling interests in the real estate partnership that owns Commons and Landing at Southgate, located in Minot, North Dakota, for $1.2 million.

•	During the first quarter, we sold one parcel of unimproved land for a sale price of $3.0 million.
Balance Sheet
At the end of the first quarter, we had $109.0 million of total liquidity on our balance sheet, including $85.7 million available under our corporate revolver.
Recent Developments
On April 30, 2019, we redeemed a total of approximately 129,000 Units from certain Unitholders for an aggregate purchase price of approximately $7.7 million, representing an average cash payment of $60.03 per Unit.
Subsequent to quarter-end, we repurchased approximately 15,500 shares at an average price of $58.51 per share between April 1, 2019 and April 30, 2019. Since authorization of the share repurchase program in December 2016, we have repurchased approximately 488,000 shares at an average price of $53.87.
Upcoming Events
IRET is scheduled to participate in the National Association of Real Estate Investment Trusts ("Nareit") Institutional Investor Forum in New York from June 4-6, 2019. IRET's President and Chief Executive Officer, Mark O. Decker, Jr., Chief Financial Officer, John Kirchmann, and Chief Operating Officer, Anne Olson, are scheduled to present at the conference on June 5, 2019 at 8:45 a.m. EDT. The presentation will be webcast and will be available on the Investors section of our website at ir.iretapartments.com. A copy of any materials provided by IRET at the conference will also be made available on the Investors section of our website.
Quarterly Distributions
On March 5, 2019, IRET’s Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit payable on April 1, 2019, to common shareholders and unitholders of record on March 15, 2019. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971.
On March 5, 2019, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on April 1, 2019, to holders of record on March 15, 2019. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.
On March 7, 2019, IRET's Board of Trustees declared a distribution on the Series D preferred units payable on April 1, 2019, at the rate of 3.862% per annum, pro rated from the date of issuance (February 26, 2019) through March 31, 2019, to holders of record as of March 15, 2019. Series D preferred unit distributions are cumulative and payable quarterly in arrears at the rate of 3.862% per annum.

2

Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Thursday, May 9, 2019, at 10:00 AM ET		Replay available until May 23, 2019
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10130035
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended March 31, 2019 included herein (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information that accompanies this earnings release.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities.  As of March 31, 2019, we owned interests in 88 apartment communities consisting of 13,975 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PRC," respectively).
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved.
Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; changes in operating costs; fluctuations in interest rates; adverse capital and credit market conditions that might affect our access to various sources of capital and cost of capital; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other payment dates; our ability to maintain financial covenant compliance under our debt agreements; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for our properties that may result in lower-than-expected occupancy and/or rental rates; ability to acquire quality properties in targeted markets; ability to successfully acquire or dispose of certain assets; competition for tenants from similar competing properties; ability to attract and retain skilled personnel; cyber-intrusion; delays in completing development, redevelopment and/or lease up of properties and increased costs; ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Transition Report on Form 10-KT for the transition period ended December 31, 2018, in our subsequent quarterly reports on Form 10-Q, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

3

Supplemental Financial and Operating Data
Table of Contents
March 31, 2019

Common Share Data (NYSE: IRET)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	Calendar Year 2019	Calendar Year 2018	Calendar Year 2018	Calendar Year 2018	Calendar Year 2018
High Closing Price	$61.50	$59.10	$59.80	$59.40	$58.20
Low Closing Price	$49.92	$47.00	$53.30	$51.30	$46.50
Average Closing Price	$58.11	$53.40	$54.99	$54.50	$52.16
Closing Price at end of quarter	$59.91	$49.07	$59.80	$55.30	$51.90
Common Share Distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing Dividend Yield – annualized	4.7%	5.7%	4.7%	5.1%	5.4%
Closing common shares outstanding (thousands)	11,768	11,942	11,961	11,939	11,979
Closing limited partnership units outstanding (thousands)	1,365	1,368	1,379	1,401	1,411
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$786,798	$653,122	$797,732	$737,702	$694,941

IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
ASSETS
Real estate investments
Property owned	$1,673,158	$1,627,636	$1,638,909	$1,637,991	$1,692,987
Less accumulated depreciation	(371,672)	(353,871)	(339,515)	(321,468)	(313,763)
	1,301,486	1,273,765	1,299,394	1,316,523	1,379,224
Unimproved land	2,252	5,301	6,522	10,726	14,250
Mortgage loans receivable	10,260	10,410	10,530	10,955	10,329
Total real estate investments	1,313,998	1,289,476	1,316,446	1,338,204	1,403,803
Assets held for sale and assets of discontinued operations	—	—	—	33,840	—
Cash and cash equivalents	23,329	13,792	36,910	20,451	33,817
Restricted cash	4,819	5,464	4,669	4,454	4,053
Other assets	29,166	27,265	28,472	27,882	26,537
TOTAL ASSETS	$1,371,312	$1,335,997	$1,386,497	$1,424,831	$1,468,210

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	—	—	—	$29,624	—
Accounts payable and accrued expenses	$40,697	$40,892	$38,203	36,288	$37,350
Revolving line of credit	118,677	57,500	71,000	145,500	134,500
Term loans payable, net of loan costs	144,036	143,991	143,937	69,531	69,504
Mortgages payable, net of loan costs	430,950	444,197	463,052	465,244	511,683
TOTAL LIABILITIES	734,360	686,580	716,192	746,187	753,037

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	—	5,968	6,130	6,261	6,706
SERIES D PREFERRED UNITS	16,560	—	—	—	—
EQUITY
Series C Preferred Shares of Beneficial Interest	99,456	99,456	99,456	99,456	99,456
Common Shares of Beneficial Interest	895,381	899,234	900,368	899,480	901,312
Accumulated distributions in excess of net income	(443,661)	(429,048)	(414,900)	(407,482)	(377,871)
Accumulated other comprehensive income	(3,139)	(856)	2,760	1,748	1,283
Total shareholders’ equity	548,037	568,786	587,684	593,202	624,180
Noncontrolling interests – Operating Partnership	66,060	67,916	69,578	71,066	75,161
Noncontrolling interests – consolidated real estate entities	6,295	6,747	6,913	8,115	9,126
Total equity	620,392	643,449	664,175	672,383	708,467
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,371,312	$1,335,997	$1,386,497	$1,424,831	$1,468,210

S-2

IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three Months Ended
	3/31/19	12/31/2018	9/30/2018	6/30/2018	3/31/18
Revenue
Same-store	$39,612	$39,385	$38,727	$38,804	$38,048
Non-same-store	5,202	4,608	4,687	4,345	2,006
Other properties and dispositions	794	1,737	1,992	3,048	2,981
Total revenue	45,608	45,730	45,406	46,197	43,035
Property operating expenses, including real estate taxes
Same-store	17,806	16,617	16,980	16,345	17,191
Non-same-store	1,882	1,403	1,696	1,481	937
Other properties and dispositions	348	370	811	1,111	1,139
Total property operating expenses, including real estate taxes	20,036	18,390	19,487	18,937	19,267
Net operating income (NOI)
Same-store	21,806	22,768	21,747	22,459	20,857
Non-same-store	3,320	3,205	2,991	2,864	1,069
Other properties and dispositions	446	1,367	1,181	1,937	1,842
Net operating income	$25,572	$27,340	$25,919	$27,260	$23,768
Property management	(1,554)	(1,447)	(1,269)	(1,444)	(1,377)
Casualty gain (loss)	(641)	(540)	(225)	—	(50)
Depreciation/amortization	(18,111)	(18,812)	(19,164)	(19,132)	(20,516)
Impairment of real estate investments	—	(1,221)	—	(17,809)	—
General and administrative expenses	(3,806)	(3,769)	(3,147)	(4,348)	(3,619)
Interest expense	(7,896)	(7,682)	(8,193)	(8,562)	(8,296)
Loss on debt extinguishment	(2)	(5)	(540)	(12)	(121)
Interest and other income	424	483	395	460	689
Income (loss) before gain (loss) on sale of real estate and other investments and income (loss) from discontinued operations	(6,014)	(5,653)	(6,224)	(23,587)	(9,522)
Gain (loss) on sale of real estate and other investments	54	612	9,095	—	2,304
Income (loss) from continuing operations	(5,960)	(5,041)	2,871	(23,587)	(7,218)
Income (loss) from discontinued operations	—	—	570	238	13,882
Net income (loss)	$(5,960)	$(5,041)	$3,441	$(23,349)	$6,664
Dividends to preferred series D unitholders	(57)	—	—	—	—
Net (income) loss attributable to noncontrolling interests – Operating Partnership	743	665	(112)	2,580	(580)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	576	270	(676)	595	520
Net income (loss) attributable to controlling interests	(4,698)	(4,106)	2,653	(20,174)	6,604
Dividends to preferred shareholders	(1,705)	(1,705)	(1,705)	(1,706)	(1,705)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(6,403)	$(5,811)	$948	$(21,880)	$4,899

Per Share Data
Earnings (loss) per common share from continuing operations – basic & diluted	$(0.54)	$(0.49)	$0.04	$(1.85)	$(0.63)
Earnings (loss) per common share from discontinued operations – basic & diluted	—	—	0.04	0.02	1.04
Net income (loss) per common share – basic & diluted	$(0.54)	$(0.49)	$0.08	$(1.83)	$0.41

Percentage of Revenues
Property operating expenses, including real estate taxes	43.9%	40.2%	42.9%	41.0%	44.8%
General and administrative expenses	8.3%	8.2%	6.9%	9.4%	8.4%
Interest	17.3%	16.8%	18.0%	18.5%	19.3%
Income (loss) from discontinued operations	—%	—%	1.3%	0.5%	32.3%
Net income (loss)	(13.1)%	(11.0)%	7.6%	(50.5)%	15.5%

IRET
RECONCILIATION OF NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS TO FFO AND CORE FFO (unaudited)
(in thousands, except per share and unit amounts)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Funds From Operations(1)
Net income (loss) available to common shareholders	$(6,403)	$(5,811)	$948	$(21,880)	$4,899
Adjustments:
Noncontrolling interests – Operating Partnership	(743)	(665)	112	(2,580)	580
Depreciation and amortization	18,111	18,812	19,164	19,132	20,518
Less depreciation – non real estate	(85)	(76)	(76)	(76)	(79)
Less depreciation – partially owned entities	(678)	(680)	(673)	(719)	(723)
Impairment of real estate	—	1,221	—	17,809	—
Gain on sale of real estate	(54)	(612)	(8,499)	(98)	(16,036)
FFO applicable to common shares and Units	$10,148	$12,189	$10,976	$11,588	$9,159

FFO per share and unit – basic and diluted	$0.77	$0.92	$0.82	$0.87	$0.68

Adjustments to Core FFO:
Casualty loss write off	—	43	—	—	—
Loss on extinguishment of debt	2	5	540	12	121
Severance and transition costs	—	—	—	586	225
Core FFO applicable to common shares and Units	$10,150	$12,237	$11,516	$12,186	$9,505

Core FFO per share and unit – basic and diluted	$0.77	$0.92	$0.86	$0.91	$0.71

Weighted average shares and units	13,130	13,317	13,318	13,335	13,396

(1)	See Definitions section.

IRET
RECONCILIATION OF NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS TO ADJUSTED EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION, AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(in thousands)

	Three Months Ended
	3/31/2019		12/31/2018		9/30/2018		6/30/2018		3/31/2018
Adjusted EBITDA(1)
Net income (loss) available to common shareholders	$(4,698)		$(4,106)		$2,653		$(20,174)		$6,604
Adjustments:
Dividends to preferred unitholders	57		—		—		—		—
Noncontrolling interests – Operating Partnership	(743)		(665)		112		(2,580)		580
Income (loss) before noncontrolling interests – Operating Partnership	(5,384)		(4,771)		2,765		(22,754)		7,184
Adjustments:
Interest expense	7,558		7,336		7,828		8,148		7,881
Loss on extinguishment of debt	2		4		541		11		121
Depreciation/amortization related to real estate investments	17,433		18,133		18,491		18,413		19,795
Impairment of real estate investments	—		1,221		—		17,809		—
Interest income	(407)		(465)		(366)		(429)		(673)
Gain (loss) on sale of real estate and other investments	(54)		(611)		(8,499)		(98)		(16,036)
Adjusted EBITDA	$19,148		$20,847		$20,760		$21,100		$18,272

Ratios
Adjusted EBITDA(1)/Interest expense	2.43	x	2.71	x	2.53	x	2.46	x	2.20	x
Adjusted EBITDA(1)/Interest expense plus preferred distributions	1.98	x	2.22	x	2.10	x	2.05	x	1.83	x

(1)	See Definitions.

IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2019	$19,068	—	$19,068	5.72%	2.7%
2020	70,359	—	70,359	5.43%	10.1%
2021	103,702	—	103,702	5.24%	14.9%
2022	38,589	—	38,589	4.00%	5.5%
2023	49,093	—	49,093	4.02%	7.1%
Thereafter	151,777	—	151,777	3.85%	21.8%
Total mortgage debt	$432,588	—	$432,588	4.54%	62.1%

Primary line of credit(2)	—	$99,200	99,200	3.89%	14.2%
Operating line of credit(2)	—	4,477	4,477	4.40%	0.7%
Secured line of credit(2)(3)	—	15,000	15,000	3.89%	2.2%
Term loans(4)	145,000	—	145,000	3.99%	20.8%
Total debt	$577,588	$118,677	$696,265	4.32%	100.0%

(1)	Weighted average interest rate of debt that matures during the year.

(2)	Our primary line of credit matures on August 31, 2022. Our operating line of credit matures on April 1, 2020.

(3)
Our primary revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

(4)	Term loans have variable interest rates that are fixed with interest rate swaps that mature on January 31, 2023, January 15, 2024, and August 31, 2025.

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Debt Balances Outstanding(1)
Secured fixed rate	$432,588	$445,974	$464,964	$473,546	$491,002
Secured variable rate	—	—	—	22,620	22,955
Unsecured lines of credit	103,677	57,500	71,000	145,500	134,500
Secured line of credit(2)	15,000	—	—	—	—
Unsecured term loans	145,000	145,000	145,000	70,000	70,000
Debt total	$696,265	$648,474	$680,964	$711,666	$718,457

Mortgage Debt Weighted Average Interest Rate	4.54%	4.58%	4.65%	4.67%	4.69%
Primary Line of Credit Rate	3.89%	3.72%	3.67%	3.76%	3.47%
Operating Line of Credit Rate	4.40%	—	—	—	—
Term Loan Rate	3.99%	4.01%	3.97%	4.11	4.07

(1)	Includes mortgages on properties held for sale.

(2)
Our revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

S-6

IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Equity Capitalization
Common shares outstanding	11,768	11,942	11,961	11,939	11,979
Operating partnership units outstanding	1,365	1,368	1,379	1,401	1,411
Total common shares and units outstanding	13,133	13,310	13,340	13,340	13,390
Market price per common share (closing price at end of period)	$59.91	$49.07	$59.80	$55.30	$51.90
Equity capitalization-common shares and units	786,798	653,122	797,732	737,702	694,941
Recorded book value of preferred shares	$99,456	$99,456	$99,456	$99,456	$99,456
Total equity capitalization	$886,254	$752,578	$897,188	$837,158	$794,397

Series D Preferred Units	$16,560	$—	$—	$—	$—

Debt Capitalization
Total debt	$696,265	$648,474	$680,964	$711,666	$718,457
Total capitalization	$1,599,079	$1,401,052	$1,578,152	$1,548,824	$1,512,854

Total debt to total capitalization	0.44:1	0.46:1	0.43:1	0.46:1	0.47:1

	Three Months Ended
	3/31/2019		12/31/2018		9/30/2018		6/30/2018		3/31/2018
Debt service coverage ratio(1)	1.86	x	2.07	x	1.96	x	1.83	x	1.36	x

Distribution Data
Common shares and Units outstanding at record date	13,135		13,276		13,340		13,340		13,363
Total common distribution declared	$9,195		$9,293		$9,339		$9,345		$9,395
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70
Payout ratio (FFO per share and Unit basis)(1)	90.9%		76.1%		85.4%		80.5%		102.9%
Payout ratio (Core FFO per share and Unit basis)(1)	90.9%		76.1%		81.4%		76.9%		98.6%

(1)	See Definitions section.

S-7

IRET
RECONCILIATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
QUARTERLY COMPARISON
(in thousands)
The following table reconciles NOI and our same-store NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods shown below:

	(in thousands, except percentages)
	Three Months Ended March 31,
	2019	2018	$ Change	% Change

Real estate revenue
Same-store	$39,612	$38,048	$1,564	4.1%
Non-same-store	5,202	2,006	3,196	159.3%
Other properties and dispositions	794	2,981	(2,187)	(73.4)%
Total	$45,608	$43,035	$2,573	6.0%

Real estate expenses
Same-store	$17,806	$17,191	$615	3.6%
Non-same-store	1,882	937	945	100.9%
Other properties and dispositions	348	1,139	(791)	(69.4)%
Total	$20,036	$19,267	$769	4.0%

Net operating income
Same-store	$21,806	$20,857	$949	4.6%
Non-same-store	3,320	1,069	2,251	210.6%
Other properties and dispositions	446	1,842	(1,396)	(75.8)%
Total	$25,572	$23,768	$1,804	7.6%

Reconciliation of NOI to net income (loss) available to common shareholders
Property management	(1,554)	(1,377)	177	12.9%
Casualty loss	(641)	(50)	591	1,182.0%
Depreciation/amortization	(18,111)	(20,516)	(2,405)	(11.7)%
General and administrative expenses	(3,806)	(3,619)	187	5.2%
Interest expense	(7,896)	(8,296)	(400)	(4.8)%
Loss on debt extinguishment	(2)	(121)	(119)	(98.3)%
Interest and other income	424	689	265	(38.5)%
Income (loss) before gain (loss) on sale of real estate and other investments and income (loss) from discontinued operations	(6,014)	(9,522)	3,508	36.8%
Gain (loss) on sale of real estate and other investments	54	2,304	(2,250)	(97.7)%
Income (loss) from continuing operations	(5,960)	(7,218)	1,258	(17.4)%
Income (loss) from discontinued operations	—	13,882	(13,882)	(100.0)%
Net income (loss)	$(5,960)	$6,664	(12,624)	(189.4)%
Dividends to preferred unitholders	(57)	—	(57)	100.0%
Net (income) loss attributable to noncontrolling interests – Operating Partnership	743	(580)	1,323	(228.1)%
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	576	520	56	10.8%
Net income (loss) attributable to controlling interests	(4,698)	6,604	(11,302)	(171.1)%
Dividends to preferred shareholders	(1,705)	(1,705)	—	—%
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(6,403)	$4,899	$(11,302)	(230.7)%

IRET
SAME-STORE FIRST QUARTER COMPARISONS
(in thousands, except property data amounts)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19Q1	CY18Q1	% Change	CY19Q1	CY18Q1	% Change	CY19Q1	CY18Q1	% Change
Minneapolis, MN	1,796	$7,689	$7,184	7.0%	$3,148	$2,964	6.2%	$4,541	$4,220	7.6%
Rochester, MN	1,711	6,225	6,039	3.1%	2,454	2,549	(3.7)%	3,771	3,490	8.1%
Omaha, NE	1,370	3,754	3,632	3.4%	1,774	1,626	9.1%	1,980	2,006	(1.3)%
Grand Forks, ND	1,555	4,141	4,190	(1.2)%	2,166	2,041	6.1%	1,975	2,149	(8.1)%
Bismarck, ND	1,259	3,602	3,483	3.4%	1,717	1,568	9.5%	1,885	1,915	(1.6)%
St. Cloud, MN	1,190	3,474	3,310	5.0%	1,808	1,615	12.0%	1,666	1,695	(1.7)%
Topeka, KS	1,042	2,556	2,418	5.7%	1,105	993	11.3%	1,451	1,425	1.8%
Sioux Falls, SD	969	2,529	2,442	3.6%	1,193	1,274	(6.4)%	1,336	1,168	14.4%
Billings, MT	770	2,156	1,977	9.1%	858	826	3.9%	1,298	1,151	12.8%
Minot, ND	712	2,118	2,061	2.8%	1,007	1,186	(15.1)%	1,111	875	27.0%
Rapid City, SD	474	1,367	1,312	4.2%	576	550	4.7%	791	762	3.8%
Same-Store Total	12,848	$39,611	$38,048	4.1%	$17,806	$17,192	3.6%	$21,805	$20,856	4.6%

	Apartment Homes Included	Weighted Average Occupancy (1)			Weighted Average Monthly Rental Rate (2)			Weighted Average Monthly Revenue per Occupied Home (3)
Regions		CY19Q1	CY18Q1	Growth	CY19Q1	CY18Q1	% Change	CY19Q1	CY18Q1	% Change
Minneapolis, MN	1,796	94.8%	92.4%	2.4%	$1,408	$1,367	3.0%	$1,505	$1,443	4.3%
Rochester, MN	1,711	96.5%	94.5%	2.0%	1,207	1,216	(0.7)%	1,257	1,244	1.0%
Omaha, NE	1,370	95.3%	95.4%	(0.1)%	875	857	2.1%	959	927	3.5%
Grand Forks, ND	1,555	93.8%	95.0%	(1.2)%	903	908	(0.6)%	946	945	0.1%
Bismarck, ND	1,259	96.4%	93.2%	3.2%	942	959	(1.8)%	990	989	0.1%
St. Cloud, MN	1,190	95.7%	94.9%	0.8%	939	904	3.9%	1,016	977	4.0%
Topeka, KS	1,042	96.7%	94.4%	2.3%	810	799	1.4%	846	819	3.3%
Sioux Falls, SD	969	95.3%	95.7%	(0.4)%	850	816	4.2%	913	878	4.0%
Billings, MT	770	96.2%	90.4%	5.8%	902	906	(0.4)%	971	947	2.5%
Minot, ND	712	95.8%	95.9%	(0.1)%	993	997	(0.4)%	1,035	1,006	2.9%
Rapid City, SD	474	96.9%	96.5%	0.4%	931	901	3.3%	991	956	3.7%
Same-Store Total	12,848	95.6%	94.2%	1.4%	$1,013	$1,001	1.2%	$1,075	$1,048	2.7%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)	Weighted average monthly rental rate is scheduled rental revenue divided by the total number of apartment homes. See definition of scheduled rental revenue in the Definitions section.

(3)	Weighted average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

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IRET
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19Q1	CY18Q4	% Change	CY19Q1	CY18Q4	% Change	CY19Q1	CY18Q4	% Change
Minneapolis, MN	1,796	$7,689	$7,542	1.9%	$3,148	$3,026	4.0%	$4,541	$4,516	0.6%
Rochester, MN	1,711	6,225	6,227	—%	2,454	2,367	3.7%	3,771	3,860	(2.3)%
Omaha, NE	1,370	3,754	3,771	(0.5)%	1,774	1,535	15.6%	1,980	2,236	(11.4)%
Grand Forks, ND	1,555	4,141	4,125	0.4%	2,166	1,906	13.6%	1,975	2,219	(11.0)%
Bismarck, ND	1,259	3,602	3,520	2.3%	1,717	1,626	5.6%	1,885	1,894	(0.5)%
St. Cloud, MN	1,190	3,474	3,473	—%	1,808	1,484	21.8%	1,666	1,989	(16.2)%
Topeka, KS	1,042	2,556	2,519	1.5%	1,105	1,135	(2.6)%	1,451	1,384	4.8%
Sioux Falls, SD	969	2,529	2,522	0.3%	1,193	1,132	5.4%	1,336	1,390	(3.9)%
Billings, MT	770	2,156	2,162	(0.3)%	858	842	1.9%	1,298	1,320	(1.7)%
Minot, ND	712	2,118	2,155	(1.7)%	1,007	1,037	(2.9)%	1,111	1,118	(0.6)%
Rapid City, SD	474	1,367	1,371	(0.3)%	576	527	9.3%	791	844	(6.3)%
Same-Store Total	12,848	$39,611	$39,387	0.6%	$17,806	$16,617	7.2%	$21,805	$22,770	(4.2)%

	Apartment Homes Included	Weighted Average Occupancy (1)			Weighted Average Monthly Rental Rate (2)			Weighted Average Monthly Revenue per Occupied Home (3)
Regions		CY19Q1	CY18Q4	Growth	CY19Q1	CY18Q4	% Change	CY19Q1	CY18Q4	% Change
Minneapolis, MN	1,796	94.8%	92.7%	2.1%	$1,408	$1,418	(0.7)%	$1,505	$1,511	(0.4)%
Rochester, MN	1,711	96.5%	95.1%	1.4%	1,207	1,212	(0.4)%	1,257	1,276	(1.5)%
Omaha, NE	1,370	95.3%	95.8%	(0.5)%	875	876	(0.1)%	959	958	0.1%
Grand Forks, ND	1,555	93.8%	91.8%	2.0%	903	913	(1.1)%	946	964	(1.9)%
Bismarck, ND	1,259	96.4%	93.8%	2.6%	942	945	(0.3)%	990	994	(0.4)%
St. Cloud, MN	1,190	95.7%	95.2%	0.5%	939	945	(0.6)%	1,016	1,021	(0.5)%
Topeka, KS	1,042	96.7%	95.3%	1.4%	810	811	(0.1)%	846	846	—%
Sioux Falls, SD	969	95.3%	95.2%	0.1%	850	853	(0.4)%	913	911	0.2%
Billings, MT	770	96.2%	96.3%	(0.1)%	902	904	(0.2)%	971	971	—%
Minot, ND	712	95.8%	96.4%	(0.6)%	993	1,001	(0.8)%	1,035	1,046	(1.1)%
Rapid City, SD	474	96.9%	96.7%	0.2%	931	933	(0.2)%	991	996	(0.5)%
Same-Store Total	12,848	95.6%	94.4%	1.2%	$1,013	$1,018	(0.5)%	$1,075	$1,082	(0.6)%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)	Weighted average monthly rental rate is scheduled rent divided by the total number of apartment homes. See definition of scheduled rent in the Definitions section.

(3)	Weighted average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

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IRET
PORTFOLIO SUMMARY(1)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Number of Apartment Homes
Same-Store	12,848	12,847	12,847	12,848	12,844
Non-Same-Store	1,127	855	855	855	855
All Communities	13,975	13,702	13,702	13,703	13,699

Average Scheduled Rent(2) per Apartment Home
Same-Store	$1,013	$1,018	$1,027	$1,009	$1,001
Non-Same-Store	1,772	1,797	1,796	1,797	1,783
All Communities	$1,064	$1,066	$1,075	$1,058	$1,029

Average Revenue per Occupied Apartment Home(3)
Same-Store	$1,075	$1,082	$1,092	$1,069	$1,048
Non-Same-Store	1,943	1,939	1,956	1,941	1,926
All Communities	$1,134	$1,136	$1,146	$1,123	$1,079

Weighted Average Occupancy(4)
Same-Store	95.6%	94.4%	92.0%	94.2%	94.2%
Non-Same-Store	94.9%	92.7%	93.4%	87.3%	75.5%
All Communities	95.5%	94.2%	92.2%	93.5%	93.0%

Operating Expenses as a % of Scheduled Rent
Same-Store	45.6%	42.4%	42.9%	42.0%	44.6%
Non-Same-Store	37.6%	30.5%	36.8%	32.1%	36.4%
All Communities	44.7%	41.1%	42.3%	41.0%	44.1%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$80	$254	$274	$201	$112

(1)	Previously reported amounts are not revised for changes in the composition of the same-store properties pool.

(2)	See definition of scheduled rent. Average scheduled rent is scheduled rent divided by the total number of units.

(3)	Total revenues divided by the weighted average occupied units for the period.

(4)	See definition of weighted average occupancy in the Definitions section.

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IRET
SAME-STORE CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended
	3/31/2019	3/31/2018
Total Same-Store Apartment Homes	12,848	12,844

Turnover	$612	$701
Furniture & Equipment	60	44
Building – Interior	78	68
Building – Exterior	217	599
Landscaping & Grounds	63	33
Capital Expenditures	$1,030	$1,445
Capital Expenditures per Apartment Home	$80	$112

S-12

IRET
2019 Calendar Year Financial Outlook
(in thousands, except per share amounts)
We are reaffirming our guidance for our 2019 calendar year Net income (loss) available to shareholders, EPS, same-store performance, Core FFO, and Core FFO per share. Our 2019 calendar year guidance, along with our actual results of the three months ended March 31, 2019, is described in the table below. Please note that FFO, Core FFO, and NOI are non-GAAP measures. Refer to Key Financial Data in this release for additional information on the use and presentation of these non-GAAP measures and for reconciliation to the most directly comparable GAAP measures.

	Three Months Ended	Range for 12 Months Ended December 31, 2019
	March 31, 2019	Lower		Mid Point		Upper
	Actual Results	Amount	% Change	Amount	% Change	Amount	% Change
Net income available to common shareholders	$(6,403)	$(24,491)	(12.10)%	$(21,857)	0.10%	$(19,224)	12.00%
EPS(1)	$(0.54)	$(1.86)	(1.60)%	$(1.66)	9.30%	$(1.46)	20.20%

Same Store Outlook
Revenue	$39,612	$158,800	2.50%	$160,000	3.25%	$161,200	4.00%
Expenses	$17,806	$69,800	4.00%	$69,300	3.25%	$68,800	2.50%
NOI	$21,806	$89,600	2.00%	$90,700	3.25%	$91,800	4.50%

Core FFO	$10,150	$46,348	2.00%	$47,666	4.90%	$48,981	7.80%
Core FFO per Share	$0.77	$3.52	3.30%	$3.62	6.30%	$3.72	9.30%
Weighted Average Shares and Units	13,130	13,167		13,167		13,167

(1)	Earnings per share excludes net income attributable to noncontrolling interests.
Reconciliation of Net Income Available to Common Shareholders to Funds From Operations
The following table presents reconciliations of Net income (loss) available to common shareholders to FFO and Core FFO. FFO and Core FFO are non-GAAP measures. FFO and Core FFO should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions. The outlook and projections provided below are based on current expectations and are forward-looking.

			Outlook
	Three Months Ended		12 Months Ended
	March 31, 2019		December 31, 2019
	Amount	Per Share	Amount	Per Share
Net income (loss) available to common shareholders	$(6,403)	$(0.54)	$(19,884)	$(1.66)
Noncontrolling interests - Operating Partnership	(743)		(1,961)
Depreciation and amortization	18,111		69,511
Less depreciation-non real estate	(85)		—
Less depreciation-partially owned entities	(678)		—
Gain on sale of real estate attributable to controlling interests	(54)		—
FFO applicable to common shares and Units	$10,148	$0.77	$47,666	$3.62

Adjustments to Core FFO:
Loss on extinguishment of debt	2		—
Core FFO applicable to common shares and Units	$10,150	$0.77	$47,666	$3.62

S-13

Definitions
March 31, 2019

Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. Adjusted EBITDA as calculated by us may not be comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.

Core funds from operations (Core FFO) is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a a non-GAAP and non-standardized measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of common shares, operating partnership units, Series C preferred shares, and Series D preferred units outstanding at the end of the period.

Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.

Earnings per shares (EPS) is computed by dividing net income available to our common shareholders by the weighted average number of common shares outstanding during the period.

Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts, Inc. (Nareit) as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business. We use the definition of FFO adopted by Nareit and believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation excludes depreciation and amortization expense on real estate assets, thereby providing an additional perspective on our operating results. However, FFO is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. Nevertheless, we believe that GAAP historical cost depreciation of real estate assets generally is not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. In addition, the exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.

Net debt to annualized adjusted EBITDA is total debt less cash and cash equivalents and real estate deposits (as reported for the end of the quarter) divided by Adjusted EBITDA (as reported for the end of the quarter), multiplied by 4. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

Net operating income (NOI) is a non-GAAP measure which we define as total real estate revenues less real estate expenses. Real estate expenses consist of property operating expenses and real estate tax expense and do not include property management expense. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expense. However, NOI is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

S-14

Payout ratio (FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

Payout ratio (Core FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.

Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties classified as held for sale) and which, in the case of development properties, have achieved a stabilized level of occupancy, which is generally 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income.

GAAP is defined as accounting principles generally accepted in the United States of America.

Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and our calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

S-15